EXHIBIT 23.3




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated April 11, 2002, relating to the consolidated financial statements of Trans-Century Resources, Inc. as of December 31, 2001, and the related consolidated statements of operations, consolidated shareholders'equity and partners' capital and consolidated cash flows for the years ended December 31, 2001 and 2000.




/s/ Sprouse & Anderson, L.L.P.
-----------------------------
SPROUSE & ANDERSON, L.L.P.

Austin, Texas
August 21, 2002